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                                                                     Exhibit A-1


NUMBER                                                                  SHARES
WI__________

COMMON STOCK                                                COMMON STOCK
PAR VALUE $1.00                                             PAR VALUE $1.00
                                [GRAPHIC OMITTED]

THIS CERTIFICATE IS TRANSFERABLE                            CUSIP 27637F 10 0
      IN NEW YORK CITY                    SEE REVERSE FOR CERTAIN DEFINITIONS

                               EASTERN ENTERPRISES
                      A MASSACHUSETTS VOLUNTARY ASSOCIATION
This
Certifies
that

      is the
owner of

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Eastern Enterprises (hereinafter called the Trust), a voluntary association created by a Declaration of Trust dated July 18, 1929, which, as amended, is hereby referred to and made a part hereof and a copy of which, as amended, is on file in the office of the Secretary of The Commonwealth of Massachusetts. Said Declaration of Trust provides that the name "Eastern Enterprises" refers to the Trustees under said Declaration of Trust as Trustees but not personally, and that no Trustee, shareholder, officer or agent of the Trust shall be held to any personal liability in connection with this instrument, but that the trust estate only is liable. The holder and every transferee or assignee of this certificate or of the shares represented hereby or of any interest therein accepts and agrees to be bound by the provisions of said Declaration of Trust, as amended, as fully as though a subscriber thereto. This certificate and the shares represented hereby shall be treated as negotiable and title thereto shall be transferred by delivery of this certificate together with an endorsed or accompanying written assignment or power of attorney, in blank or to a specified person, signed by the person appearing by this certificate to be the owner of the shares represented hereby, to the same extent in all respects as a stock certificate and the shares represented thereby of a Massachusetts business corporation, provided that no transfer or notice thereof shall affect the right of any Trustee or officer of the Trust to treat the holder of record as the holder and owner in fact for all purposes until such transfer is recorded in the share register duly kept for that purpose; and the Trust and every successive holder and bearer of this certificate by accepting or holding the same consents and agrees to the foregoing provisions and each invites the others, and all persons, to rely thereon. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimile signatures of the duly authorized officers of the Trust.

DATED:                                          COUNTERSIGNED AND REGISTERED:

                                                      THE BANK OF NEW YORK

/s/ W.J. Flaherty       J.A. Ives               BY                TRANSFER AGENT
                                                                  AND REGISTRAR,
SENIOR VICE PRESIDENT         CHAIRMAN
            AND CHIEF EXECUTIVE OFFICER                     AUTHORIZED SIGNATURE

[SEAL]                                                American Bank Note Company


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                               EASTERN ENTERPRISES

THE TRUST WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS FROM ITS SECRETARY, THE DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

      For value received, ___________________________ hereby sell, assign and transfer unto


  PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

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             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

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                                                                          Shares
-------------------------------------------------------------------------
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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                                                                        Attorney
-----------------------------------------------------------------------
to transfer the said stock on the books of the within-named Trust with full power of substitution in the premises.

Dated,
      -------------------------------   ----------------------------------------
                                        NOTICE: The signature to this
                                        assignment must correspond with
                                        the name as written upon the face
                                        of the Certificate, in every
                                        particular, without alteration or
                                        enlargement, or any change whatever.

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Common Stock Rights Agreement between the issuer and The Bank of New York, as Rights Agent (the "Rights Agent"), dated as of February 22, 1990 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the issuer and the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes an Acquiring Person, Adverse Person or any Affiliate (which includes both affiliates and associates) of an Acquiring Person or Adverse Person (as each such term is defined in the Rights Agreement), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.